EXHIBIT 10.1

LEASE

Between

BHC Development, L.C.

LANDLORD

and
Butler National Service Corporation

TENANT

For the Property located

At

Hwy 50 Bypass and Comanche Road, Ford County, Dodge City, Kansas

April 30th , 2009

TABLE OF CONTENTS

1	Definitions and Basic Business Terms		1

	(a)	“Property”	1

	(b)	“Adjacent Land”	1

	(c)	“Landlord’s Construction Work”	1

	(d)	“Project Costs”	1

	(e)	“Rent Commencement Date”	2

	(f)	“Termination Date”	2

	(g)	“Lease Term”.	2

	(h)	“Rent”

	(i)	“Late Charge”	2

	(j)	“Permitted Use”	3

	(k)	“Tenant’s Address for Notice”	3

	(l)	“Landlord’s Address for Notice”	3

	(m)	“Tenant’s Trade Name”	3

2.	Property		5

	(a)	Acceptance	5

	(b)	Tender Date	5

	(c)	Alterations	5

3.	Rent		6

4.	Purchase Option and Related Rights		6

5.	Lottery Contract		6

6	Utilities		7

7.	Use		7

8.	Signs		7

9.	Taxes, Insurance, and Maintenance Costs		7

	(a)	Taxes	7

	(b)	Insurance	8

	(c)	Maintenance Costs	8

	(d)	Payment & Reconciliation	8

10.	Repairs		9

	(a)	Landlord’s Obligations	9

	(b) Warranties	9

	(c) Tenant’s Obligations	9

	(d) Surrender of Property	8

11.	Casualty Damage	10

12.	Condemnation	10

13.	Insurance	11

	(a) Tenant’s Property Insurance	11

	(b) Tenant’s Liability Insurance	11

	(c) General	11

	(d) Waiver of Right of Recovery; Waiver of Subrogation	12

	(e) Indemnity	12

14.	Assignment and Subletting	12

15.	Tenant Default/Landlord’s Remedies	12

16.	Landlord Default	14

17.	Holdover	14

18.	Notice	15

19.	Subordination	15

20.	Estoppel Certificates	16

21.	Relocation	16

22.	Broker’s Commissions	16

23.	Hazardous Material	16

24.	Miscellaneous	17

25.	Expansion	17

LIST OF EXHIBITS

Exhibit “A”	Site Plan

Exhibit “B”	Land Legal Description

Exhibit “B-1”	Adjacent Land Legal Description

Exhibit “C”	Construction Exhibits

Exhibit “C-1”	Tenant’s Affidavit

Exhibit “C-2”	General Contractor’s Affidavit and Lien Waiver

Exhibit “C-3”	Subcontractor’s Lien Waiver

Exhibit “C-4”	Construction Addendum to Lease

Exhibit “D”	Landlord’s Development Expenses

Exhibit “E”	Letter of Acceptance and Rent Commencement Date Agreement

Exhibit “F”	Insurance Requirements

Exhibit “G”	BHCMC, L.L.C. Operating Agreement

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

LEASE AGREEMENT

This Lease and Option Agreement (the “Lease”) is entered into by and between BHC Development, L.C., a Kansas limited liability company (“Landlord”), and Butler National Service Corporation, a Kansas corporation (“Tenant”), effective as of the ____ day of April 30th, 2009 (“Effective Date”).

1.                 Definitions and Basic Business Terms.  When used in this Lease, the following terms shall have the indicated meanings:

(a)       “Property” – The real property located along Highway 50 Bypass near planned Comanche Street intersection, Ford County, Kansas, as generally shown on the Site Plan attached as Exhibit “A” hereto, consisting of (i) approximately sixty-eight (68) acres of land legally described as set forth in Exhibit “B” attached hereto (the “Land”), (ii) all land improvements constructed or to be constructed on the Land hereunder (the “Land Improvements”), and (iii) all buildings constructed or to be constructed on the Land hereunder (the “Buildings”), all as set forth in more detail in the Construction Exhibit attached as Exhibit “C” hereto.

(b)       “Adjacent Land” – Approximately thirty-six (36) acres of land adjacent to the Property and legally described as set forth in Exhibit “B-1” attached hereto.

(c)       “Landlord’s Construction Work” – The construction work to be performed by Landlord pursuant to the build-to-suit Construction Exhibit attached as Exhibit “C” hereto.

(d)       “Development Expense” – Costs and expenses incurred by Landlord (other than Project Costs) as described on Exhibit “D” hereto.  Landlord shall have no obligation, duty or requirement to fund more than nine million dollars ($9,000,000) of Development Expense.

(e)       “Project Costs” – The actual costs and expenses of completing the work set forth in the Construction Exhibit attached as Exhibit “C” hereto, as may be amended from time to time with the approval of both Tenant and Landlord, with such costs to be apportioned as follows:

(i)           “Landlord’s Project Costs” – Landlord shall pay Base Project Costs in an amount up to but not to exceed thirty million dollars ($30,000,000), pursuant to the approved Construction Exhibits, plus any additional Project Costs proposed or approved by Tenant in excess of the base Project Costs which Landlord, in its sole discretion, elects in writing to assume and pay as part of Landlord’s Project Costs.

(ii)           “Tenant’s Project Costs” – Tenant shall pay all Project Costs proposed or approved by Tenant in excess of the Base Project Cost which are not assumed and paid for by Landlord as set forth above.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

(f)       “Rent Commencement Date” – The earlier to occur of: (i) ninety (90) days after the delivery of the Property to Tenant with Landlord’s Construction Work (as described in Exhibit “C” attached hereto) substantially complete, or (ii) the date Tenant opens for business at the Property.

(g)       “Termination Date” – The last day of the three hundredth (300th) full calendar month following the Rent Commencement Date, unless terminated earlier as provided hereunder.

(h)       “Lease Term” – The period beginning on the Effective Date and ending on the Termination Date, unless earlier terminated as provided herein.

(i)       “Rent” – Initially an annual amount equal to the sum of:  (i) twelve percent (12%) of Landlord’s Project Costs, such annual amount to increase by one percent (1%) every twelve (12) months after the Rent Commencement Date; and (ii) fifteen percent (15%) of Landlord’s Development Expense.  One-Twelfth (1/12th) of the annual Rent shall be paid each month as monthly Rent as set forth herein.  By way of example, and subject to adjustment based on Landlord’s Project Costs and Development Expense as finally determined, the monthly Rent for thirty million dollars ($30,000,000) Project Costs and eight million dollars ($8,000,000) Development Expense would initially be $400,000 (annual is $4,800,000) with an increase on the first day of the thirteenth month to $403,000 and each twelve month period thereafter.

Beginning Month	Ending Month	Monthly Rent
1	12	$400,000.00
13	24	$403,000.00
25	36	$406,030.00
37	48	$409,090.30
49	60	$412,181.20
61	72	$415,303.02
73	84	$418,456.05
85	96	$421,640.61
97	108	$424,857.01
109	120	$428,105.58
121	132	$431,386.64
133	144	$434,700.50
145	156	$438,047.51
157	168	$441,427.98
169	180	$444,842.26
181	192	$448,290.69
193	204	$451,773.59
205	216	$455,291.33
217	228	$458,844.24
229	240	$462,432.69
241	252	$466,057.01
253	264	$469,717.58
265	276	$473,414.76
277	288	$477,148.91
289	300	$480,920.39

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

(j)         “Late Charge” – One Hundred dollars ($100) per day.  For Rent, the late charge applies from and after the first (1st) day of each calendar month if not paid by the tenth (10th) day of each month.

(k)          “Permitted Use” – Casino, hotel, restaurant and related development.

(l)          “Tenant’s Address for Notice”

Butler National Service Corporation
19920 W 161st Street
Olathe, KS 66062
Attn:  Clark D. Stewart
Phone:  913-780-9595
Fax:  913-780-5088

(m)       “Landlord’s Address for Notice”

BHC Development, L.C.
3501 SW Fairlawn Rd., Ste. 200
Topeka, KS 66614
Attn:  Jeffrey L. Ungerer
Phone: 785-272-1398
Fax: 785-272-1796

With a copy to:

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

BHC Development, L.C.
3501 SW Fairlawn Rd., Ste. 200
Topeka, KS 66614
Attn: Property Manager
Phone: 785-272-1398
Fax: 785-272-1796

(n)        “Tenant’s Trade Name” – “Boot Hill Casino and Resort”

(o)        Beginning twelve months after the Rent Commencement Date, Tenant shall have the right to reduce the portion of Rent attributable to Landlord’s Development Expense by reimbursement of some or all of the incurred Development Expense as follows:

(i)              Tenant must provide Landlord fifteen (15) days prior written notice of the amount intended to be paid (“Tenant’s Notice”).

(ii)              Landlord shall, within ten (10) days after receipt of Tenant’s Notice, notify Tenant of the total unreturned Development Expense remaining (“Landlord Reply”).

(iii)              Tenant may make a separate payment to Landlord (the “Reimbursed Amount”) labeled as “Reimbursement of Development Expense” in any amount, not to exceed the unreturned Development Expense specified in Landlord Reply, which must be received by Landlord within the first five days of a calendar month.

Any payment made by Tenant under this paragraph (o) shall be applied as a reduction in Landlord’s Development Expense.  Rent for the next calendar month and each succeeding month following the payment shall be reduced by an amount equal to the Reimbursed Amount multiplied by fifteen percent (15%) divided by twelve.  Tenant may make one or more payments of “Reimbursed Amounts” from time to time pursuant to this paragraph (o) provided however each complies with the terms hereof and the total does not exceed Landlord’s Development Expense.  In no event may this provision be used to reduce any portion of rent attributable to Landlord’s Project Costs.  Failure to make any payment of Reimbursed Amounts by the fifth day of any calendar month shall allow Landlord to either:  (i) reject and return such payment, in which event Rent will not be reduced; or (ii) accept such payment with any reduction in Rent to be effective for the second calendar month following receipt of such payment.

Upon repayment of all Landlord’s Development Expense, Rent shall be based upon Landlord’s Project Costs and Tenant shall have no further rights to repay or pay down any costs or expenses or effect any other reductions in Rent.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

The foregoing Definitions and Basic Business Terms are incorporated into the body of this Lease and, to the extent of any conflict between any of the information contained in this Section 1 and the remainder of the Lease, the remainder of the Lease shall control.

2.                Property.

(a)         Acceptance.  Landlord hereby leases the Property to Tenant, and Tenant hereby leases the Property from Landlord.  Tenant accepts the Property, subject to completion of Landlord’s Construction Work, all zoning regulations, building codes, and other laws and regulations now in effect or hereafter promulgated by any governmental authority having jurisdiction therefor and all easements, encumbrances and other matters of record now affecting the Property or hereafter established or created by Landlord with Tenant’s consent.  The Property and its component parts are illustrated on the Site Plan attached as Exhibit “A” hereto.  Tenant accepts the Property in its existing condition and state of repair, on an “AS-IS” basis, subject to the completion of Landlord’s Construction Work.  Tenant acknowledges and agrees that Exhibits “A”, “B” and “B-1” are attached to this Lease solely for the purpose of indicating the components of the Property and the Adjacent Property, and that no representation, warranty or covenant is to be implied by any other information shown on such exhibits.  Except as specifically described as in the Construction Exhibit attached as Exhibit “C” hereto, Landlord will have no obligation to perform any construction work at the Property.

(b)         Tender Date.  Landlord shall give Tenant ninety (90) days written notice of the date on which Landlord shall deliver the Property to Tenant (“Tender Date”), which Tender Date is estimated to be November 1, 2009.  Tenant shall acknowledge the Tender Date by execution of the Letter of Acceptance, in the form attached as Exhibit “D” hereto.

(c)         Alterations.  Tenant may not make any structural or exterior alterations or changes to the Property unless Tenant has received the prior written consent of Landlord, which shall not be unreasonably withheld or unduly delayed.  All such activity must comply with the provisions of the Construction Exhibits and such additional requirements as are reasonably promulgated by Landlord from time to time.  Tenant must obtain all permits, licenses, and approvals required therefore and comply with all laws, ordinances, rules and regulations.  Tenant will have no authority to place any lien upon the Property, and any attempt to do so will be void and of no effect.  Any such lien placed upon the Property or Tenant’s interest therein, by, through, or under Tenant shall be released or discharged of record by bond or otherwise by Tenant within ten (10) days after Tenant receives notice of such lien (or such earlier time as is necessary to prevent foreclosure thereof).  If Tenant shall fail to remove or discharge such lien within the above-described time period, Landlord may, in addition to any other remedy of Landlord hereunder, remove or discharge the same and, upon Landlord’s demand, Tenant shall promptly reimburse Landlord for all costs incurred by Landlord in connection therewith.  Tenant shall deliver to Landlord, lien waivers upon completion of any construction, remodeling, or alterations to the Property substantially in the form attached as Exhibits “C-2” and “C-3” hereto (as to subcontractors, such waiver must be provided for any labor and/or materials greater than ten thousand dollars ($10,000)).  In the event any remodeling, improvements, fixturing, or modification to the Property by Tenant results in or causes the Property to be subject to any change or modified compliance with any laws, rules, or regulations then Tenant shall pay for and reimburse Landlord for all costs or expenses, including management costs, reasonably necessary to bring any part or all of the Property into compliance therewith

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

3.                Rent.  Beginning on the Rent Commencement Date, Tenant agrees to pay Landlord the amount established under Section 1 as Rent when due, without notice, demand, deduction or offset, for the duration of the Lease Term.  Rent shall be paid monthly, in advance.  If the Rent Commencement Date is not the first (1st) day of a calendar month, then for any fractional month, monthly Rent shall be prorated based upon the number of days during such month which are included within the Lease Term, calculated on the basis of a thirty (30) day month.  Tenant’s Rent payments will be made to Landlord at Landlord’s address set forth herein, or at any other address that Landlord may specify.  In addition to any other rights of Landlord, if any monthly Rent payment is not received by Landlord on or before the tenth (10th) day of the month for which payable, or any other payment is not received by Landlord within ten (10) days after written demand therefor, the Late Charge will be charged for each day that such payment is late and is due without requirement for any notice or demand by Landlord.  Tenant shall also pay to Landlord, upon demand, a charge of fifty dollars ($50) for each check from Tenant which is returned “NSF” or otherwise uncollectible.

4.                Purchase Option and Related Rights.  Tenant acknowledges that BHCMC, L.L.C.  has or will be granted purchase option and first right of refusal on the Property and Adjoining Land, and agrees that any transfer of the Property to BHCMC, L.L.C., pursuant to such rights shall result in Landlord being released from its obligations under this Lease and replaced by BHCMC, L.L.C.  as substitute Landlord.

5.                Lottery Contract.  Tenant has entered into a Lottery Gaming Facility Management Contract with the Kansas Lottery Commission for management  of a gaming facility upon the Property (the “Contract”).  Tenant shall be solely responsible for assuring the construction and operation of the Property, Land Improvements and Building comply with the Contract, provided, however Landlord agrees to complete construction in accordance with Exhibit C and to complete all of Landlord’s obligations hereunder in compliance with all legal requirements and specifications provided by Tenant.  Notwithstanding any provisions to the contrary herein, including paragraphs 10(d) and 15 Landlord shall have no interest, rights or claims to obtain possession of, operate or control any gambling devices, slot machines, tables or other games of chance owned, controlled or regulated by the Kansas Lottery and located upon the Property (herein “Gaming Devices”) as a result of or arising out of this Lease.  Landlord shall cooperate with the Kansas Lottery Commission (“KLC”) if and when the KLC deems it appropriate to physically secure or take possession of the Gaming Devices or any or all related equipment.  Nothing in this Lease will operate to transfer or alter Tenant’s contractual rights or obligations under the Lottery Gaming Facility Management Contract with the Kansas Lottery.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

6.                Utilities.  Tenant will promptly pay for all water, sewer, electricity, trash, telephone and other utilities used in or upon the Property after the Tender Date.  Landlord will not be liable for any cessation or interruption of utility services to the Property, and no such cessation or interruption of utilities will modify any of the obligations of Landlord or Tenant under this Lease.

7.                Use.  Tenant will use the Property solely for the Permitted Use, and Tenant will not use the Property, or permit its use, for any other purpose.  The designation of a Permitted Use does not include any representation or warranty by Landlord that such use complies with applicable laws and Tenant must obtain, at its sole cost and expense, any permits, licenses or other governmental approvals required to conduct the Permitted Use.  Tenant will comply with all federal, state, municipal and other laws, ordinances, rules and regulations that apply to the Property and Tenant’s business.  Tenant will install, remove and alter such fixtures, equipment and facilities located in the Property and will pay the cost of such alterations to the Property, as may be necessary to comply with all such laws, ordinances, rules and regulations.  Tenant agrees to occupy and use the entire Property continuously and without interruption for the Permitted Use throughout the Lease Term during at least the operating hours of similar gaming operations located in the state of Kansas.  Tenant will operate its business at the Property at all times under Tenant’s Trade Name.

8.                Signs.  Tenant must comply with all laws concerning signage and must obtain all governmental permits and approvals required for all signage.

9.                Taxes, Insurance, and Maintenance Costs.  Tenant agrees to directly pay and maintain, in accordance with the terms hereof, (or reimburse Landlord if maintained and/or paid by Landlord) all taxes, insurance premiums, and maintenance costs throughout the Lease Term.

(a)         Taxes.  For purposes hereof, the term “taxes” shall refer to all taxes, assessments, impositions, levies, charges and other sums, whether or not existing or hereafter arising, levied, assessed or charged by any governmental authority or other taxing authority against the Property or Tenant’s business, use or activities on the Property.  Tenant shall pay directly to the taxing authorities promptly when due all taxes imposed upon the Property, its business operation and its fixtures, equipment, facilities and other personal property situated in the Property.  If at any time during the Lease Term the present method of taxation shall be changed so that in lieu of the whole or any part of taxes levied, assessed or imposed on the Property, there shall be levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or an assessment, levy or charge measured by or based, in whole or in part, upon the rents derived from the Property, then all such taxes, assessments, levies or charges or part thereof so measured or based, shall be deemed to be included within the term “taxes” and will be payable by Tenant in accordance with the terms hereof.  Tenant may contest taxes levied against the Property provided no liens may be made upon the Property and Tenant shall post bond or otherwise fully protect the Property against any unpaid levy of taxes.  Tenant shall have the right to directly receive copies of all tax statements relating to the Property.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

(b)         Insurance.  The term “insurance premiums” shall mean the amount of premiums paid for all property and liability insurance (including, but not limited to, general and umbrella liability, hired-auto liability, comprehensive casualty,  loss of rents coverage, and any other commercially reasonable insurance deemed appropriate or advisable) which Landlord or Landlord’s lender(s) require to be carried on the Property. An initial list of insurance requirements is set forth in Exhibit “F” attached hereto.  Landlord shall have the option of contracting for and/or acquiring the insurance required hereunder, but in any event Landlord shall retain the right to have Tenant pay the insurance premiums directly to the applicable insurance company or companies.

(c)         Maintenance Costs.  The term “maintenance costs” shall include all costs and expenses incurred in operating, maintaining, repairing and replacing the improvements located on the Property and other property as to which Tenant has rights of use and as to which either Tenant or Landlord has an obligation to or actually performs or pays for repairs and maintenance.  The maintenance obligation shall include all interior or exterior parking areas, driveways, ramps, entrances, truck passageways, sidewalks, landscaped areas, parking and lighting facilities and equipment, pylon or monument signs and other areas intended for and available for the use of customers, employees, vendors or other permitted users of the Property.

(d)         Payment & Reconciliation.  Tenant shall have the right and obligation to directly pay, maintain, complete and perform (or reimburse Landlord for amounts paid by Landlord) all taxes, insurance, and maintenance costs.   In the event that any such payment is not timely made by Tenant when due, and such non-payment is not cured within ten (10) days thereafter, Landlord shall have the right to require Tenant to escrow, in advance, estimates of such costs to be held by Landlord or its designee.  In such an event, Landlord shall estimate the amount of taxes, insurance premiums, and maintenance costs, or any category of them, (“Reimbursable Expenses”) payable by Tenant, and may change such estimates from time to time.  Tenant shall, from that point forward, pay Landlord, monthly, as additional Rent, such estimated amounts which sum shall be due and payable at the same time and place as Rent, together will all reasonable expenses of administering such escrow.  Within ninety (90) days after the end of each calendar year during the Lease Term (or as soon thereafter as reasonably practicable), Landlord will determine the actual amount of Reimbursable Expenses payable by Tenant and give notice thereof to Tenant, together with reasonable supporting data.  An appropriate adjustment shall be made from Landlord to Tenant, or from Tenant to Landlord, as the case may be, with respect to any overpayments or underpayments by Tenant during the previous year.  Any additional payment therefor due from Tenant to Landlord shall be made within thirty (30) days of such notice and any overpayment shall be refunded, at Landlord’s option, either by payment to Tenant within thirty (30) days after such notice, or by a credit against the next recurring monthly installment of Rent.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

10.              Repairs.

(a)         Landlord’s Obligations.  The following portions of the Property constitute Landlord’s repair obligation:  roof replacement, foundation, and load-bearing structures supporting the roof (excluding exterior painting and touch-up) for a period of one (1) year after the Tender Date.  Landlord will have no obligation to perform repair or maintenance activities with regard to these portions of the Property unless Tenant gives Landlord written notice of need of repair to these items and a reasonable time has passed for Landlord to commence appropriate repair or maintenance activities.  Landlord shall have no obligation with respect to repairs or maintenance insofar as such damage is caused by the acts or omissions of Tenant, its employees, agents or invitees; however, in such event, Landlord may make any such repairs or perform such maintenance and Tenant shall reimburse Landlord therefor within ten (10) days after written demand.

(b)         Warranties.  Landlord shall make available, assign or enforce for the benefit of Tenant all manufacturer or supplier warranties on materials, equipment or work provided, installed or performed as part of Landlord’s Construction upon the Property.  Landlord warrants that all work and materials performed by Landlord will be free of defects for a period of one year after the Tender Date (normal wear and tear and failure to maintain in accordance with manufacturer or supplier requirements excepted).

(c)         Tenant’s Obligations.  Tenant will repair, replace and maintain all portions of the Property, other than those which are Landlord’s repair obligation as described in Section 10(a) above, and shall keep the Property in good condition and repair and in a clean, sightly and sanitary condition, at Tenant’s sole cost and expense, including but not limited to the building walls, entrances, doors, windows, dock area, all glass, electrical, fire suppression systems, plumbing and heating and air conditioning equipment and systems in or serving the Property (including entering into maintenance contracts for such systems acceptable to Landlord, copies of which maintenance agreements shall be delivered to Landlord within thirty (30) days after the Tender Date), parking lots, drives, lights, roof, roof membrane and all other improvements on the Property.  If Tenant fails to perform its repair, replacement and maintenance obligations under this Lease within thirty (30) days following Landlord’s written request that Tenant do so (provided that in the event of an emergency, Landlord only need give Tenant such prior notice as is practicable under the circumstances, if any), then Landlord shall have the right to perform such maintenance, replacement or repair work on Tenant’s behalf.  Tenant will reimburse Landlord for Landlord’s costs therefor, upon demand.

(d)         Surrender of Property.  Upon the termination of this Lease or upon the termination of Tenant’s right to possession of the Property, Tenant will surrender and deliver up to Landlord the Property broom-clean, in good repair and condition, ordinary wear and tear excepted, together with all improvements thereon installed by Landlord or Tenant during the Lease Term (except as otherwise provided herein).  All furniture, moveable trade fixtures and equipment or other personal property installed by Tenant (“Tenant’s Personalty”) shall be removed by Tenant at the termination of this Lease provided, however, if termination is due to Landlord’s election under Section 15, then no such removal may be made without Landlord’s written authorization.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

If Tenant’s Personalty is not so removed it shall be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.  Any such disposition will not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of any landlord’s lien or security interest granted herein or otherwise.  All such removals shall be accomplished by Tenant in a good and workmanlike manner so as not to damage the Property.  Tenant shall repair all damage to the Property caused by any such removal.  Prior to the end of the Lease Term or within fifteen (15) days after the termination of Tenant’s right to possession of the Property (subject to Landlord’s right to enforce Landlord’s lien interests described herein), Tenant will remove from the Property all of Tenant’s signs and, upon written request of Landlord, replacements and improvements to the Property made by Tenant, and shall repair any damage caused thereby.  If Tenant fails to timely perform such removal obligations (or in the event that Landlord repairs any damage caused by such removal and not repaired by Tenant as herein provided), then the costs and expenses thereof incurred by Landlord may be recovered by Landlord from Tenant.

11.              Casualty Damage.  If more than fifty percent of the Property, should be destroyed by fire or other casualty and Tenant has not commenced restoration thereof within sixty (60) days and thereafter diligently pursued and completed such restoration within two hundred forty (240) days, then Landlord may terminate this Lease.  If Landlord elects to terminate this Lease, Landlord will notify Tenant of such election.  If Landlord does not elect to terminate the Lease, then the Lease will remain in full force and effect.  If Landlord elects to terminate, all insurance proceeds for the Property shall be paid to Landlord.

12.              Condemnation.  If a material portion of the Property should be condemned by any governmental authority, or if Landlord makes a voluntary conveyance of any material portion of the Property (in lieu of condemnation) to such governmental authority, then the Lease Term as to that portion of the Property taken or conveyed will terminate on the date that possession of the Property is taken by the governmental authority.  If any material portion of the Property within which the Building is located is condemned (or conveyed to a governmental authority, in lieu of condemnation), such that the Building cannot reasonably be modified and repaired for continued use and operation of Tenant’s business, then Tenant may elect to terminate this Lease or to continue the Lease in effect.  All condemnation awards for a taking of the Property will belong to Landlord, except that Tenant may seek recovery for Tenant’s Personalty or leasehold interests provided such award to Tenant does not reduce Landlord’s award.  If Tenant does not elect to terminate this Lease, Tenant and Landlord shall, in good faith, diligently proceed to restore the Property to a condition which is capable of continued operation of Tenant’s business activity (including if necessary and feasible, acquisition of additional land).  Tenant shall pay any and all costs in excess of condemnation proceeds actually received by Landlord for such restoration unless otherwise agreed.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

13.              Insurance.

(a)           Tenant’s Property Insurance.  Beginning upon the Tender Date, Tenant agrees to maintain, at Tenant’s sole cost and expense, a policy of special form property insurance as per Exhibit “F” attached hereto to the extent of one hundred percent (100%) of the replacement cost thereof.

(b)           Tenant’s Liability Insurance.  Beginning upon the Tender Date, Tenant agrees to maintain, at Tenant’s sole cost and expense, commercial general liability insurance coverage (occurrence basis) in a minimum amount of one million dollars ($1,000,000) per occurrence, ten million dollars ($10,000,000) policy aggregate (increased every five years based upon CPI increases since the Effective Date hereof), including (i) coverage for bodily injury and death, property damage and products liability coverage, (ii) contractual liability coverage insuring the obligations of Tenant under this Lease, and (iii) fire legal liability coverage with respect to the Property and the Building in which the Property are located in an amount of at least the replacement cost of the Building and Land Improvements.  The policy will designate Landlord, Landlord’s property manager (if any), any mortgage holder of the Property and any affiliates of Landlord designated by Landlord from time to time as additional insureds.  Tenant shall also maintain workers compensation insurance with statutory benefits and limits which shall fully comply with all state and federal requirements applicable thereto and which shall also include broad form all states and voluntary compensation endorsements and employer’s liability insurance with limits of not less than one million dollars ($1,000,000) per accident.

(c)           General.  Such policies must be in effect as of the Tender Date and must be maintained at all times during Tenant’s occupancy of the Property and during the Lease Term.  A duplicate original or a certificate of all insurance policies required to be maintained by Tenant will be deposited with Landlord within five (5) days following the Tender Date and current certificates (or duplicate Policy originals) will be deposited with Landlord at all times during Tenant’s occupancy of the Property and during the Lease Term.  All such insurers shall be licensed to do business in the State of Kansas and rated no less than A-VIII or comparable rating, as shown in the most current issue of A.M. Best’s Key Rating Guide.  All of Tenant’s insurance policies must be primary and non-contributing, with the policies of Landlord, if any, being excess and secondary.  Tenant’s insurance policies may not contain any deductible or self-insured retention, provided any casualty insurance may contain a deductible not to exceed fifty thousand dollars ($50,000) for casualty losses only, without Landlord’s prior written approval.  Landlord shall have the right to require Tenant to maintain such additional insurance coverages or additional amounts of coverage as Landlord deems appropriate from time to time in accordance with prudent management practices for the Property.  Tenant’s insurance policies shall further provide that not less than thirty (30) days written notice shall be given to Landlord before such policies may be cancelled or changed.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

(d)           Waiver of Right of Recovery; Waiver of Subrogation.  Tenant waives all rights of recovery against Landlord for any loss or damage to the Property or the property of Tenant caused by fire or other casualty or the condition of the Property, INCLUDING IF CAUSED BY THE NEGLIGENCE OF LANDLORD, ITS EMPLOYEES OR AGENTS, and Tenant agrees that no insurer will have any claim against Landlord, its employees or agents by way of subrogation or assignment.  Landlord waives all rights of recovery against Tenant for damage to the property of Landlord, including the Property, caused by fire or other casualty to the extent of insurance proceeds received by Landlord under any property insurance policies maintained by Tenant or Landlord on the Property, EVEN IF THE CAUSE OF SUCH LOSS IS DUE TO THE NEGLIGENCE OF TENANT, and Landlord agrees that no insurer will have any claim against Tenant therefor by way of subrogation or assignment.

(e)           Indemnity.  Tenant will defend, indemnify and hold Landlord harmless from all loss, cost, liability, expense or damage (including reasonable attorneys’ fees and expenses) (i) arising or allegedly arising from the acts or omissions of Tenant (or Tenant’s agents, employees, contractors, subcontractors, customers and invitees); and (ii) injury or death of any person or damage or destruction of the property of any person occurring at the Property. Tenant’s indemnity obligation will not include, however, any costs incurred by Landlord as a consequence of Landlord’s gross negligence or willful misconduct.

14.              Assignment and Subletting.  Tenant may assign this Lease or sublet the entire Property, (except Tenant may not mortgage or pledge its leasehold interest in the Property) provided any attempt by Tenant to do any of these actions will be void and of no effect unless Tenant has received the prior written consent of Landlord which shall not be unreasonably withheld.  No assignment or subletting by Tenant shall relieve Tenant of any obligations under this Lease or alter, modify or amend any provision of this Lease.  Without Landlord’s consent, Tenant may sublet portions or parts of the Property to one or more subtenants for conduct of business or other activities provided all such sublets are consistent with and subject to the terms hereof.  Tenant will, at least annually, provide written summary of all such sublets including use, area, term, subtenant name and address and rate.  Notwithstanding the above, Tenant may assign this Lease, without release of any obligations arising after such assignment, to BHCMC, L.L.C., a Kansas limited liability company, provided such assignment is made concurrent with a valid conveyance of rights under the Contract for BHCMC, L.L.C. to manage a casino upon the Property.  Nothing in this Lease shall act as or waive any obligation of Tenant to notify the KLC of any and all sublets or assignments by Tenant of the Property and Tenant shall notify KLC of any such sublets or assignments in accordance with the Contract.

In the event that Tenant is a corporation, partnership, joint venture or other business entity, then any change in control of Tenant shall constitute an assignment of this Lease for purposes of this Section.

15.             Tenant Default/Landlord’s Remedies.  Each of the following acts of Tenant constitute an Event of Default under this Lease:  (i) Tenant’s failure to pay Rent, taxes, insurance premiums or maintenance costs when due; (ii) Tenant’s failure to pay the required amount of any other Rent within ten (10) days after written demand; (iii) Tenant’s failure to comply with any other covenant, duty or obligation of Tenant under this Lease; or (iv) any default by Tenant under the Contract, which is not either cured or actions commenced to effect a cure and thereafter diligently pursued within thirty (30) days after Tenant receives a notice of such failure from Landlord.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

If an Event of Default should occur under this Lease, then Landlord may, upon expiration of any applicable cure periods, do either of the following (in addition to pursuing all of the other rights and remedies provided to Landlord by law):  (i) terminate the Lease effective thirty (30) days after sending written termination notice to Tenant at the address set forth herein (in which event, Tenant will immediately surrender possession of the Property to Landlord); or (ii) terminate Tenant’s right to possession of the Property effective thirty (30) days after written notice to Tenant, without terminating the Lease (in which event, Tenant will immediately surrender possession of the Property to Landlord).

Landlord’s exercise of any of the remedies available to Landlord under the Lease will not be deemed to constitute Landlord’s acceptance of surrender of the Property by Tenant, whether by agreement or by operation of law.  Such surrender can be effected only by the written agreement of Landlord and Tenant.  Tenant hereby acknowledges that Landlord will have the right, after an Event of Default, to alter locks at the Property and remove Tenant’s property located within the Property.  Tenant acknowledges that Landlord may require full payment of all sums then due to Landlord under this Lease, as a condition to Tenant’s entitlement to a key to new or altered locks that Landlord may have placed on the Property after an Event of Default.  Landlord shall use reasonable commercial efforts to attempt to relet the Property after an Event of Default on such terms and conditions as Landlord in its sole discretion may determine, including a term different than the Lease Term, and rental concessions and alterations of the Property; provided, however, that Landlord hereby reserves the right to refuse to lease the Property to any potential tenant which does not meet Landlord’s standards and criteria for leasing.  If Landlord elects to terminate Tenant’s right to possession of the Property, without terminating the Lease, Landlord may hold Tenant liable for all Rent accrued, plus all Rent that would have been required to be paid by Tenant to Landlord during the period following termination of possession through the date that would have been the date of expiration of the Lease Term as stated above, diminished by any net sums subsequently received by Landlord through reletting the Property.  If Landlord elects to terminate this Lease for an Event of Default, then Tenant will be liable to Landlord, as damages, an amount equal to the difference between all Rent that would have been payable for the remainder of the Lease Term, less the fair market rental value of the Property for the remainder of the Lease Term (net of any commissions or re-letting costs), each discounted to present value at the prime rate published in the Money Rates section of the Wall Street Journal, but not less than zero.  Actions to collect sums due from Tenant may be brought on one or more occasions.  In case of any Event of Default, Tenant will also be liable for broker’s fees incurred by Landlord in connection with reletting the Property, the cost of removal and storage of Tenant’s property and the cost of repairing and remodeling the Property for a new occupant.  If Landlord engages the services of an attorney, following an Event of Default, to assist Landlord in enforcing Tenant’s obligation to pay a monetary sum due under this Lease, then Tenant will pay Landlord, upon demand, all costs incurred by Landlord in attempting to collect such sum, including reasonable attorneys’ fees.  In addition to any late charges, past-due Rent and all other past-due payments due from Tenant under the Lease will bear interest from the date due until the date paid, at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate allowed by law.  Neither acceptance of any sum paid by Tenant, nor failure by Landlord to complain of any action, inaction or Event of Default of Tenant will constitute a waiver by Landlord of any of Landlord’s rights under the Lease or under the law.  Landlord’s waiver of any right for any Event of Default by Tenant will not constitute a waiver of any other right of Landlord for either a subsequent default of the same obligation or for any other default.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

The remedies of Landlord hereunder and at law and in equity shall be deemed cumulative and not exclusive of each other and may be enforced concurrently and whenever and as often as Landlord deems desirable.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such Event of Default.  Landlord may collect and receive any Rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord or be held to waive, affect, change, modify or alter the rights or remedies which Landlord may have in equity, at law or by virtue of this Lease.  If Tenant fails to make any payment, perform any obligation, or cure any default hereunder within ten (10) days after notice thereof from Landlord to Tenant (no notice being required in the event of an emergency), Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such default for the account of Tenant and enter the Property for such purpose.  Tenant must pay, immediately upon demand by Landlord, all costs and expenses incurred by Landlord in taking such action.

16.              Landlord Default.  If Landlord should fail to perform any of its obligations under this Lease, Tenant’s exclusive remedy shall be the institution of the suit for damages and/or the right to self help to effect a cure thereof with collection of all reasonable costs to effect such cure from Landlord.  However, prior to instituting such a suit, Landlord shall have a reasonable period of time (not less than thirty (30) days) following Landlord’s receipt of Tenant’s notice specifically describing such default in which to commence curative action.  Tenant may not institute a suit during such thirty (30) day period or during any such time thereafter as Landlord continues to diligently pursue such cure.

17.              Holdover. If Tenant should remain in possession of the Property after the expiration or other termination of the Lease Term, then Tenant will be deemed to be occupying the Property as a tenant at sufferance.  Such tenancy at sufferance will be under all of the terms and conditions of this Lease, and Tenant will remain subject to all of the covenants, duties and obligations of Tenant under this Lease, except that the Base Rent payable during the holdover period will be equal to one hundred twenty five percent (125%) of the Base Rent last applicable during the Lease Term, which Base Rent shall be payable to Landlord on a daily basis.  Tenant shall further be liable to Landlord for all other Rent and damages which Landlord shall suffer by reason of any holding over by Tenant, including any claims made by any other tenant or prospective tenant resulting from any delay of Landlord in delivering possession of the Property to such other tenant or prospective tenant.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

18.              Notice.  Any notice given under this Lease must be in writing (unless otherwise expressly stated in this Lease) and delivered by U.S. certified mail or by hand delivery or nationally recognized courier or express mail service.  Notices given to Landlord must be sent to Landlord at Landlord’s Address for Notice; and notices given to Tenant must be sent to Tenant at Tenant’s Address for Notice.  Either party may change its address for notice by giving the other party notice of such change in accordance with this Section.  Notice that is properly addressed, with adequate postage prepaid, will be deemed received upon the earlier of: (a) actual receipt; or (b) two (2) days after deposit in the U.S. mail or with such courier or express mail service (whether or not actually received or accepted).  Notice that is hand delivered shall be effective upon actual receipt.  Landlord shall provide notice of any default or remedy to the Kansas Lottery.

19.              Subordination.  Tenant agrees that its interest under this Lease shall be subordinate to any mortgage or deed of trust currently existing or hereafter placed on the Property or any interest therein and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations and extensions thereof.  This provision shall be self-operative and no further instrument shall be required to effect such subordination of this Lease, provided, Landlord shall provide and Tenant shall execute and deliver promptly an instrument with Landlord’s Mortgagee evidencing such terms and granting to Tenant the right of continued occupancy without disturbance by such Lender except and unless a Tenant Default occurs.  Tenant agrees with Landlord and with any mortgagee of any mortgage and/or beneficiary of any deed of trust now or hereafter constituting a lien on the Property (“Landlord’s Mortgagee”), that any such Landlord’s Mortgagee shall have the right at any time to elect, by notice in writing given to Tenant, to make this Lease superior to such mortgage and/or deed of trust and, upon the giving of such notice to Tenant, this Lease shall be deemed prior and superior to such mortgage and/or deed of trust in respect of which said notice was given.  Tenant shall attorn to any such Landlord’s Mortgagee following a foreclosure, deed in lieu of foreclosure or other transfer of possession or title to the Property to Landlord’s Mortgagee.  If Landlord obtains financing for the Property and Landlord’s lender requests reasonable modifications to this Lease as a condition to providing Landlord such financing, Tenant agrees not to unreasonably withhold Tenant’s consent to such modifications so long as such modifications do not materially increase the obligations of Tenant hereunder or materially affect Tenant’s operation of its business for the Permitted Use in the Property.  Tenant waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate this Lease in the event of any foreclosure proceeding (or deed in lieu of foreclosure).  In the event of any default by Landlord in performing its covenants or obligations under this Lease, Tenant agrees not to terminate this Lease or take any other actions unless and until: (a) Tenant gives written notice of such default (which notice shall specify the exact nature of such default and how the same may be cured) to the holder of any such mortgage or deed of trust or security agreement who has theretofore notified Tenant in writing of its interest and the address to which notices are to be sent, and (b) such holder of any such mortgage or deed of trust or security agreement fail to cure or cause to be cured such default within thirty (30) days from the receipt of such notice from Tenant (or such additional time as is reasonably necessary to effect such cure), however no such holder of a mortgage or deed of trust or security agreement shall have any obligation to cure any such default.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

20.              Estoppel Certificates.  Tenant and Landlord agree periodically, upon written request from the other, to furnish within ten (10) days after written request, a certificate signed and certifying (i) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the Rent Commencement Date and the date through which Base Rent and other items of Rent have been paid, (iii) that Tenant accepted possession of the Property and that any improvements required by the terms of this Lease to be made have been completed as required by the terms of this Lease and (iv) as to such other matters as may be reasonably requested by Landlord, Tenant or the holder of any deed of trust, mortgage or security agreement or prospective lender for the Property.  Any such certificate may be relied upon by any prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust or security agreement affecting the Property or any interest therein.  Tenant’s failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively such matters as are requested in the estoppel certificate request.

21.              Relocation.  Intentionally Deleted.

22.              Broker’s Commissions.  Tenant represents and warrants that it has not contacted or dealt with any real estate broker or agent in connection with the execution of this Lease, and Tenant agrees to indemnify and hold harmless Landlord against all liabilities and costs (including but not limited to attorney’s fees) incurred by Landlord as a result of Tenant’s breach of the warranties and representations contained herein.  Tenant acknowledges that principals of Landlord are licensed real estate agents.

23.              Hazardous Material.  The term “Hazardous Substances”, as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law”, which term shall mean any federal, state or local law or ordinance relating to pollution, protection of environment or public safety.  Tenant hereby agrees that (i) no activity will be conducted on the Property that will produce any Hazardous Substance, except for such activities that are part of the ordinary course of Tenant’s business (the “Permitted Activities”) provided said Permitted Activities comply and are documented in accordance with all Environmental Laws; (ii) the Property will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials that are used in the ordinary course of Tenant’s business (the “Permitted Materials”) provided that such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws with notice to and right to inspect by Landlord; (iii) no portion of the Property will be used as landfill or a dump; (iv) Tenant will not install any underground tanks of any type; (v) Tenant will not allow any surface or subsurface conditions to exist or come into existence that would constitute, or with the passage of time may constitute, a public or private nuisance; (vi) Tenant will not permit any Hazardous Substances to be brought onto the Property, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws.  If at any time during or after the Lease Term, the Property is found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the use of Property by Tenant.  The foregoing indemnification shall survive the termination or expiration of this Lease.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

24.              Miscellaneous.  The obligation of Tenant to pay Rent and perform Tenant’s other covenants and duties under this Lease constitute independent, unconditional obligations that are to be performed at all times provided for under this Lease.  Tenant waives and relinquishes all rights to claim any nature of lien or right of offset against Rent except as provided by law.  Tenant waives and relinquishes any right to assert that Landlord is bound to perform (or is liable for nonperformance of) any implied covenants or duties of Landlord that are not stated in this Lease.  Tenant waives any implied warranty by Landlord that the Property is suitable for its intended, commercial purpose, and Tenant acknowledges that Tenant’s obligations are independent of any such implied warranty and of all other covenants and obligations of Landlord.  Tenant agrees that Landlord will incur no liability to Tenant by reason of any defect in the Property, whether apparent or latent except as to any specific warranties herein.  Except as granted herein, Landlord makes no express warranty (nor shall there be any implied warranty) regarding the condition of the Property.  Landlord will never be liable under this Lease for consequential damages or special damages.  All liability of Landlord for damages for breach of any covenant, duty or obligation of Landlord may be satisfied only out of the interest of Landlord in the Property that exists at the time that any liability of Landlord is adjudicated in a proceeding that results in a final, nonappealable judgment of liability.  Upon any transfer or assignment of the real estate upon which the Property exists, Landlord shall be fully released from any or all liability to Tenant hereunder and such assignee shall be substituted as Landlord hereunder, provided notice is given to Tenant of such transfer.  Landlord will have the right, upon prior reasonable notice to Tenant, to enter the Property at all reasonable times during normal business hours, in order to inspect them, in order to evaluate Tenant’s performance under this Lease, to show the Property for financing purposes or to any prospective purchasers, and in order to perform any other acts which Landlord is required or permitted to perform under this Lease, without any such action constituting an eviction of Tenant or authorizing a reduction in Rent.  Landlord may enter the Property at other times after notice to Tenant, or in the event of an emergency, without notice.  During the one-hundred eighty (180) days prior to the expiration of the Lease Term, Tenant will permit Landlord, during normal business hours or upon prior notice at other times, to exhibit the Property to prospective tenants and during the last sixty (60) days of the Lease Term to place notices upon the Property advertising the Property “For Lease”.  This document constitutes the entire agreement between Landlord and Tenant.  No prior written, or prior or contemporaneous oral, promises or representations will be binding.  This document will bind and inure to the benefit of the respective heirs, executors, administrators, permitted successors and assigns of the parties (without altering the provisions of Section 14 above  regarding assignment and subletting).  Nothing in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, or any relationship between the parties hereto other than the relationship of landlord and tenant.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

The laws of the state of Kansas shall govern the interpretation, validity, performance and enforcement of this Lease.  Venue for any action under this Lease shall be in the county in which the Property is located and Tenant hereby consents to the jurisdiction and venue of such courts.  TENANT AND LANDLORD HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE BY RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS LEASE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY TENANT AND LANDLORD.  Except as otherwise expressly provided herein to the contrary, time is of the essence with respect to all matters set forth in this Lease.  If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws, then and in such event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is determined to be illegal, invalid, or unenforceable, there be added as part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.  The voluntary or involuntary surrender of this Lease by Tenant, or mutual cancellation thereof, will not constitute a merger of the Landlord’s fee estate in the Property and the leasehold estate created hereby, however, in such event, Landlord will have the option, in Landlord’s sole discretion, to either terminate or assume all or any existing subleases or subtenancies.  All indemnities set forth herein and all covenants not fully performed on the date of expiration or earlier termination of this Lease will survive such expiration or termination.  Landlord and Tenant have each negotiated this Lease and have had an opportunity to be advised respecting the provisions contained herein; therefore, this Lease must not be construed against either Landlord or Tenant as a result of the preparation of this Lease by or on behalf of either party.

25.              Expansion.  In the event Tenant desires to expand or enhance the Building or Land Improvements at any time during the Term (a “Proposed Expansion”), Tenant shall notify Landlord of such desire and provide proposed expansion or enhancement plans for Landlord’s review (all of which shall be subject to the approval provisions provided in this Lease, notwithstanding anything else herein to the contrary).  Landlord shall thereafter have the option to construct the Proposed Expansion on Tenant’s behalf by giving written notice to Tenant within sixty (60) days after receipt of such plans and for such improvements to become part of the Building and Property hereunder.  All expansion costs proposed or approved by Tenant in which Landlord, in its sole discretion, elects in writing to assume and pay shall become part of Landlord’s Project Costs and Rent shall be adjusted based upon twelve percent (12%) of the Project Costs attributable to such expansion for the remainder of the Term effective as of the substantial completion of the Proposed Expansion.  Any Proposed Expansion shall be completed consistent with the terms of this Lease and the Construction Exhibits attached hereto.  If Landlord elects not to construct such proposed expansion, Tenant may proceed with completion of such expansion and construction of such improvements as Tenant deems reasonable and appropriate.

LEASE AGREEMENT
By and Between
BHC Development, L.C., and Butler National Service Corporation

26.              Grant of Option.  As part of the consideration for Landlord entering into this Lease, Tenant agrees to grant a right to Landlord to obtain all of the Preferred Equity Interest in BHCMC, L.L.C., a Kansas limited liability company, as such interest is defined in the Operating Agreement dated the 30th day of April, 2009 (copy attached hereto as Exhibit “G”).

27.              Representation of Landlord.  Per the Operating Agreement attached as Exhibit “G”, Landlord shall have the right to appoint three individuals to the Board of Managers until such time as Landlord, or an affiliate of Landlord, exercises the option granted in Section 26 above and becomes the owner of the Class A Preferred Member Interest described in Section 3.2(a)(ii) of such Operating Agreement.

EXECUTED in multiple counterparts, each having the force and effect of an original, as of the Effective Date.

LANDLORD

BHC Development, L.C.:

By:	/S/ JL Ungerer
Jeffrey L. Ungerer, Manager

TENANT

BHC Development, L.C.:

By:	/S/ Clark D. Stewart
Name:	Clark D. Stewart
Title:	CEO
Tax ID:	41-0834293

EXHIBIT “A”

SITE PLAN

[Attached]

Exhibit “A” – Shopping Center Site Plan

EXHIBIT “B”

LAND LEGAL DESCRIPTION

See attached.

Exhibit “B” – Land Site Legal Description – Page 1 of 1

EXHIBIT “B-1”

ADJOINING LAND LEGAL DESCRIPTION

See attached.

Exhibit “B-1” – Adjoining Land Legal Description – Page 1 of 1

EXHIBIT “C”

CONSTRUCTION EXHIBITS

(INCLUDING ALL SERIES “C” SUB-EXHIBITS ATTACHED HERETO)

Landlord shall construct and complete all work and provide all materials in accordance with the plans and specifications set out and identified as:

Plans and specifications (the “Plans and Specifications”) to be prepared by KKE Architects, Inc. for building improvements with grading plans by Cook, Flatt & Strobel, Engineers and such other plans as jointly approved by both Lessor and Lessee.

Section 1.2

A.           Landlord’s Work shall be deemed to have been substantially completed, notwithstanding that minor adjustments may be required to be made by Landlord in its work and that various items of Landlord’s Work have not been fully completed, so long as Tenant would be able to use the Leased Property for the purposes provided hereunder upon performance of Tenant’s own construction, installation of its fixtures and equipment, stocking of its merchandise and staffing of its personnel.  Substantial completion by Landlord may, but need not be, evidenced by a certificate of completion or certificate of substantial completion issued by Landlord’s architect.

B.           Upon tender of possession of the Leased Property by Landlord to Tenant, Tenant shall enter the Property and Tenant will diligently perform such construction work and provide and install such materials as are provided in the Plans and Specifications and this Lease to be constructed or performed and installed by Tenant, in accordance with the Construction Exhibits, at Tenant’s sole cost and expense.  Tenant will also provide and install all other interior work, trade equipment, furniture, fixtures, and effects of every description necessary or appropriate for Tenant’s business and all such items to be provided and installed by Tenant shall be of first-class quality.  Landlord and Tenant may agree to allow Tenant to commence Tenant’s work prior to the Tender Date, provided Tenant’s performance shall not unreasonably impair or inhibit completion of Landlord’s Work.

C.           At all times while Tenant is constructing the improvements at the Leased Property and installing its trade equipment, furniture and fixtures, Tenant shall not interfere with the conducting of business at the Property.  Tenant shall comply with said reasonable requests of Landlord as Landlord might make for the purpose of avoiding such interference.

Section 1.3

A.           With respect to any labor performed or materials furnished by Tenant at the Property, the following shall apply:  All such labor shall be performed and materials furnished at Tenant’s own cost, expense and risk.  Labor and materials used in the installation of Tenant’s furniture and fixtures, and in any other work on the Property performed by Tenant, shall comply with all terms of the Lease and Exhibits thereto.  Tenant may enter upon the Property prior to the commencement of the Lease Term; however, the continued effectiveness of such license is conditioned upon Tenant’s aforesaid labor working in harmony with and not interfering with labor utilized by Landlord or Landlord’s mechanics or contractors and not interfering with labor utilized by any other tenant or such tenant’s mechanics or contractors.

Exhibit “C” – Construction Rider – Page 1 of 2

Accordingly, if at any time such entry of Tenant’s labor shall cause disharmony or interference therewith, this license may be withdrawn by Landlord upon forty-eighty (48) hours written notice to Tenant, upon expiration of which Tenant shall have caused all of Tenant’s labor (as to whom Landlord shall have given such notice) to have been removed from the Property.  With respect to any contract for any such labor or materials, Tenant acts as a principal and not as the agent of Landlord.  Tenant agrees to indemnify and hold harmless Landlord from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractors, subcontractors, laborers, materialmen or invitees or arising from any bodily injury or property damage occurring or alleged to have occurred incident to Tenant’s work at the Property.  Tenant shall have no authority to place any lien upon the Property or any interest therein nor in any way to bind Landlord; and any attempt to do so shall be void and of no effect.  Landlord expressly disclaims liability for the cost of labor performed or materials furnished by Tenant.  If, because of any actual or alleged act or omission of Tenant, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Property or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its own cost and expense, cause same to be discharged of record by payment, bonding or otherwise no later than ten (10) days after notice to Tenant of the filing thereof, but in all events, prior to the foreclosure thereof.  All of Tenant’s construction at the Leased Property shall be performed in compliance with the Plans and Specifications therefore mutually approved by Landlord and Tenant in a good and workmanlike manner.  All such work shall be performed by Tenant in compliance with all applicable building codes, regulations and all other legal requirements and shall be performed in such manner as to not cause Landlord’s property insurance to be canceled or the rate therefor increased (or at Landlord’s option Tenant will upon demand pay any such increase).  In the performance of such work, Tenant shall not interfere with or delay any work being done by Landlord’s contractors.

B.           In connection with any construction of improvements at the Property by Tenant, Tenant shall take out and maintain (or cause the contractor under its construction contract(s) to take out and maintain) commercial general liability insurance in a minimum amount of two million dollars ($2,000,000.00) combined single limit (occurrence basis).  Said liability insurance shall name Landlord as an additional insured with Tenant (and shall contain a cross-liability endorsement) and shall be non-cancelable with respect to Landlord except upon thirty (30) days notice to Landlord (given in the same manner as provided in the Lease) (or, at the request of Landlord, shall be in the form of a separate liability policy in which Landlord alone is the named insured).  Tenant shall also take out and maintain such other insurance, in such amounts, as Landlord may reasonably require.  Certificates of all such insurance shall be delivered by Tenant to Landlord within five (5) days following Tenant’s entering into any such construction contract(s) (but in all events prior to Tenant or Tenant’s general contractor commencing construction).  All such insurance shall be maintained with insurance companies reasonably acceptable to Landlord.

Exhibit “C” – Construction Rider – Page 2 of 2

EXHIBIT “C-1”

TENANT’S AFFIDAVIT

STATE OF ________________                                                      §
COUNTY OF ______________                                                      §

1.             BEFORE ME, the undersigned authority, did personally appear ___(name)_________ as ____(title)_________ of _______(entity)         (“Tenant”), who, being by me duly sworn, states as follows:

My name is ________________ and I am the ________________ of ________________, who is the Tenant under a lease dated ____________ ___, _____ with _____________________ “Landlord” for Property known as __________________ all dated the ____ day of _________, 20__.

2.             Pursuant to the Lease and the exhibits attached thereto (including Exhibit C - Construction Rider), I do hereby certify as follow:

(a)           Tenant has accepted the Property and the Rent Commencement Date as defined in the Lease has occurred.

(b)           Tenant has completed the construction of all improvements it anticipates to the Property, all in accordance with the plans and specifications approved by the Landlord and Tenant.

(e)           Tenant provided to Landlord on _________ ___, 20___ a complete set of the as-built plans and specifications for all Tenant constructed improvements to the Leased Property.

3.           Further affiant saith not.

EXECUTED this ____ day of ____________, 20___.

By:

THE STATE OF _________ §
COUNTY OF ___________ §

This instrument was acknowledged before me on this the ___ day of ______________, 20___, by _________________, ____________________ of ________________, _________ of ____________________, a _______ _______________, on behalf of such ____________________.

Notary Public in and for the State of Kansas

Exhibit “C-1” – Tenant's Affidavit– Page 1 of 1

EXHIBIT “C-2”

GENERAL CONTRACTOR’S AFFIDAVIT AND LIEN WAIVER

STATE OF ______________ §
COUNTY OF ____________ §

BEFORE ME, the undersigned authority, personally appeared ____(Insert Name)    , who, being by me duly sworn, states as follows:

My name is _______________________, I am (Title)   for __________________________________________ (hereinafter referred to as “Contractor”). _____________________________________________ (hereinafter referred to as “Tenant”) is a tenant under and by virtue of a Lease by and between ______________________ (“Landlord”) and Tenant, dated ________________ (the “Lease”), covering property known as ________(Address)    located in __________________________________ (“Property”) in    (City)      ,   (State).

In consideration of the sum of $__________ which constitutes full payment to Contractor for all work done at the Leased Property, receipt of which is hereby acknowledged, Contractor does hereby waive and release any and all liens (and all rights to hereafter perfect any lien) on the Property and the improvements presently or hereafter erected thereon.  Further, as an inducement to Landlord to pay to Tenant the “Allowance” (if any) (as such term is defined under the Lease), I, duly authorized agent for Contractor, do hereby warrant and represent, for and on behalf of Contractor, that construction of the Leased Property has been fully completed in strict accordance with the Plans and Specifications and that Contractor and all subcontractors, laborers and material suppliers engaged in working, or supplying materials for such work, have been paid in full.

I further warrant and represent:  (1) that all subcontractors, laborers and material suppliers engaged in or supplying materials for such construction are shown on Schedule I attached hereto, (2) that the total amount due each is shown thereon, (3) that the amount due each has been fully paid, (4) that each has submitted a full and complete waiver of all rights to file any lien on the Property, and (5) that Contractor will fully indemnify and hold harmless both Tenant and Landlord from and against any loss arising out of any lien filed by any subcontractor, laborer or supplier of materials in any way relating to the work done by or at the request of Contractor.

EXECUTED this ____ day of ______________ 200__.

(Name of Individual)

STATE OF ______________ §
COUNTY OF ____________ §

BEFORE ME, the undersigned authority, on this day personally appeared  ___________________ of _________________ a _____________________ _________, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said entity.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this _______ day of _________ 20__.

Notary Public in and for the State of Kansas

Exhibit “C-2” – General Contractor's Affidavit and Lien Waiver – Page 1 of 2

EXHIBIT “C-2”

GENERAL CONTRACTOR'S AFFIDAVIT AND LIEN WAIVER

SCHEDULE I

(List of all Subcontractors, Laborers and Material Suppliers)

All subcontractors, laborers and suppliers paid in excess of five hundred dollars ($500) must initial beside paid amount to acknowledge their receipt of payment in full.

NAME OF SUBCONTRACTOR, LABORER OR SUPPLIER	TYPE OF WORK	AMOUNT PAID	INITIAL

Exhibit “C-2” – General Contractor’s Affidavit and Lien Waiver – Page 2 of 2

EXHIBIT “C-3”

SUBCONTRACTORS LIEN WAIVER

(Subcontractor to General Contractor)

The undersigned has heretofore provided (or contemplates hereafter providing) labor and/or materials for improvements at the real property located at _______________________ and being part of the “Property” known as ____________________________________.

By this instrument, the undersigned (being a subcontractor or supplier of material and/or labor for the construction of improvements on a portion of the above described real property) agrees to look for payment for all labor done or materials furnished prior to ____________, ______, solely to ___________________________________ (the general contractor for construction of improvements on said property) and does hereby waive and release any and all liens on such above described real property and all improvements presently or hereafter erected thereon and further waives and releases all rights to hereafter perfect any lien on such real property and/or improvements.

SIGNED this ___________ day of ____________________ 20__.

By:
Name:
Authorized Agent

STATE OF ______________ §
COUNTY OF ____________ §

BEFORE ME, the undersigned authority, on this day personally appeared  ______________________ of ____________________________ a _______________________
Corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said corporation.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ___ day of ______________ 20___.

Notary Public in and for the State of Kansas

Exhibit “C-3” – Subcontractor’s Lien Waiver – Page 1 of 1

EXHIBIT “D”

LANDLORD’S DEVELOPMENT EXPENSES

1.             In no event shall the aggregate amount expended for Development Expenses exceed nine million dollars ($9,000,000) plus any “Accumulated Return” as described below.

2.             Development Expense shall include expenditures of the following character or nature:

a)	Navegante Consulting Fees

b)	Pre-opening Staffing Costs

c)	Pre-opening Marketing Costs

d)	Floor and Operating Cash

e)	Management of Pre-opening Activities, Regulatory Requirements, Legislation Monitoring and Related Costs

f)	Amounts required to be paid to the Lottery Commission or other state agency

g)	Accumulated Return as defined below

Landlord and Tenant may agree on a budget for any one or more of the above categories or other limitations.  Landlord shall not be obligated to pay any costs or expenses unless specifically approved by Landlord.

3.             Accumulated Return equals a fifteen percent (15%) annualized return on each cash expenditure made by Landlord from and after the date paid through and including the Rent Commencement Date.

4.             Landlord shall provide an accounting to Tenant of all Development Expenses and the Accumulated Return upon request.

Exhibit “D” – Landlord’s Development Expenses – Page 1 of 1

EXHIBIT “E”

LETTER OF ACCEPTANCE BY TENANT

Date:  ______________, 20___

Re:
Lease dated ____________, 20___, between _______________________, a _______________________, as Landlord, and ________________________, as Tenant, covering Property located at ___________, __________ County, Kansas.

Ladies and Gentlemen:

This is to advise you that the undersigned, as Tenant, has inspected the improvements at the Property and confirms the following:

1.	Tenant has accepted possession of the Property.

2.	The Property has been tendered in the condition required under the Lease. Tenant received keys to the Property on __________, 20__, the Tender Date.

3.	Landlord has fulfilled all of its duties under the Lease that were required to be fulfilled on or before the tender of possession of the Property.

4.
Attached hereto are copies of all insurance certificates for insurance on the Property as required by the Lease (originals of such certificates should be sent directly to Landlord by the insurance company).

5.	The Lease has not been amended or changed in anyway, except as follows: ___________.

6.	Tenant has not assigned, encumbered or pledged the Lease or any leasehold improvements. Tenant has not sublet or granted any right to use or possession of the Property.

Sincerely,

(Tenant Company Name)

Signed:
Print Name:
Title:

Exhibit “E” – Letter of Acceptance – Page 1 of 3

EXHIBIT “E”

RENT COMMENCEMENT DATE AGREEMENT

Date:  ______________, 20___

Re:	Lease dated ____________, 20___, between _______________________, as Landlord, and ________________________, as Tenant, covering Property located at ___________, __________ County, Kansas.

Ladies and Gentlemen:

This is to advise you that the undersigned, as Landlord and Tenant, confirm the following:

1.	Tenant has accepted possession of the Property and is open for business or will open for business within ____ days.

2.	The Property has been tendered in the condition required under the Lease. Tenant received keys to the Property on __________, 20__, the Tender Date.

3.	Landlord has fulfilled all of its duties under the Lease that were required to be fulfilled on or before rent commencement under the Lease.

4.	The Lease has not been amended or changed in anyway, except as follows: __________________________________.

5.	There are no offsets or credits due against rent. No rent has been prepaid, except as set forth in the Lease.

6.
Tenant has agreed to commence rent payments.  Rent has commenced to accrue or will commence on ______________ ___, 20___, the Rent Commencement Date.  The Termination Date under the Lease is _____________ ___, 20___.

7.	Tenant has not assigned, encumbered or pledged the Lease or any leasehold improvements. Tenant has not sublet or granted any right to use or possession of the Leased Property.

8.
Tenant has received acceptable Lien Waivers from any and all general contractors, subcontractors, suppliers, materialmen, laborers and such for all work done on and to the Leased Property.  These Lien Waivers have been given to Landlord.

9.	Tenant has given Landlord copies of required insurance policies for the Leased Property.

Exhibit “E” – Letter of Acceptance – Page 2 of 3

EXHIBIT “E”

RENT COMMENCEMENT DATE AGREEMENT, CONTINUED

Sincerely,
Landlord:
(Tenant Company Name)
By:
Signed:	Name:
Print Name:	Title:
Title:

Exhibit “E” – Letter of Acceptance – Page 3 of 3

EXHIBIT “F”

INSURANCE REQUIREMENTS

Tenant shall at all times maintain, or cause to be maintained, in effect (and shall furnish to Landlord copies of), insurance policies as required under the terms of the Lease and/or this Exhibit “E” (and in the event of conflict, the greater of such coverages), and shall furnish to Landlord proof of payment of all premiums for such insurance.  All insurance policies or certificates evidencing insurance coverages shall be written by insurers satisfactory to Landlord, licensed in the state of Kansas, and in amounts satisfactory to Landlord, consistent with the Contract and prepared in accordance with Landlord’s requirements.

1.	PROPERTY INSURANCE.

(a)
During Construction.  An ORIGINAL (or certified copy) Builder’s All-Risk, Completed Value, Non-Reporting Form POLICY naming Landlord as insured, reflecting coverage of 100% of the replacement cost of the Building, Improvements and Equipment, and written by a carrier approved by the Landlord with a current Best’s Insurance Guide rating of at least A-IX (which is authorized to do business in the state where the Project is located) that includes:

(1)	Mortgagee Clause (or equivalent) naming Landlord and/or Landlord’s lender.

(2)	30-day notice to Landlord and the Kansas Lottery in the event of cancellation, non-renewal or material change.

(3)	Replacement Cost Endorsement.

(4)	Stipulated Value/Agreed Amount Endorsement.

(5)	Flood Insurance (if applicable).

(6)	Collapse and Earthquake Coverage.

(7)	Vandalism and Malicious Mischief Coverage.

(b)
Upon Completion. An ORIGINAL (or certified copy) All-Risk Hazard (extended coverage) Insurance POLICY naming Landlord as an insured, reflecting coverage of 100% of the replacement cost of the Building, Improvements and Equipment, and written by a carrier approved by Landlord with a current Best’s Insurance Guide Rating of at least A-IX and a current Standard and Poor claims paying ability rating of AAA (which is authorized to do business in the state where the Property is located) that includes:

(1)	Landlord’s Loss Payable Endorsement with a Severability of Interest Clause.

(2)	30-day notice to Landlord and the Kansas Lottery in the event of cancellation, non-renewal or material change.

(3)	Replacement Cost Endorsement.

(4)	Stipulated Value/Agreed Amount Endorsement.

(5)	Boiler Explosion Coverage (if applicable).

(6)	Sprinkler Leakage Coverage.

(7)	Vandalism and Malicious Mischief Coverage.

(8)	Flood Insurance (if applicable).

(9)	Rental Value Insurance in an amount of not less than 100% of Twelve (12) month’s Rental Value of the Property. “Rental Value” shall include:

Exhibit “F” – Insurance Requirements – Page 1 of 2

a.	the total projected gross rental income from tenant occupancy of the Property as set forth in the Lease; and

b.	the amount of all charges which are the legal obligation of tenant and which would otherwise be the obligation of Tenant.

(10)	Twelve 12 months business interruption insurance in an amount acceptable to Landlord.

2.
LIABILITY INSURANCE.  An ORIGINAL CERTIFICATE or other evidence (e.g. an ACORD 27 certificate) of General Comprehensive Public Liability Insurance naming Landlord as an insured, and written by a carrier approved by Landlord with a current Best’s Insurance Guide Rating of at least A-IX (which is authorized to do business in the state where the Project is located that includes:

(a)	$10 million combined single limit coverage.

(b)	Additional Insured Endorsement naming Landlord and the Kansas Lottery, State of Kansas and Lottery Commission.

(c)	30-day notice to Landlord and the Kansas Lottery in the event of cancellation, non-renewal or material change.

3.
WORKER’S COMPENSATION. An ORIGINAL CERTIFICATE of Worker’s Compensation coverage in the statutory amount, naming Landlord as owner of the Property, written by a carrier approved by Landlord, if applicable.

4.	OTHER REQUIREMENTS.

(a)
All insurance provided for in this Exhibit shall be effected under a valid and enforceable policy or policies of insurance in form and substance approved by Landlord, shall be issued by insurers of recognized responsibility, which are licensed to do business in the state where the Property is located, and which are acceptable to Landlord, and shall be satisfactory to Landlord in all other respects.

(b)	The certificates of insurance for property, liability and builder’s risk must comply with the following:

(1)
ACORD 25-S forms (titled “Certificate of Insurance”) for liability ARE UNACCEPTABLE unless modified to (a) indicate that the insurance is in force and (b) provide for 30 days written notice to the Landlord and the Kansas Lottery of intent to cancel the insurance.  This modification will occur in the bottom right of the form.  The Landlord and the Kansas Lottery does not accept standard ACORD 25-S forms as they are “issued as a matter of information only and confer no rights,” and do not certify the existence of the insurance and do not promise notice to the Landlord and the Kansas Lottery prior to cancellation.

(2)
An ACORD 27 (titled “Evidence of Property Insurance”) relates to property insurance and is acceptable (but see (4), below).  Although an ACORD 27 is not on its face to be used to evidence policies of liability insurance, it is adaptable to that purpose, and is acceptable if so adapted.

(3)	An ACORD 28 (titled “Evidence of Commercial Property Insurance”) for property insurance is acceptable (but see (4), below).

(4)	ON ALL CERTIFICATES, the Landlord and the Kansas Lottery must be designated as “additional insured,” “loss payee” and “mortgagee” and not “named insured.”

(5)	The Landlord and the Kansas Lottery request that it also be provided a copy of the endorsements to the policies which establish the Landlord as an additional insured.

(c)	All policies shall designate Landlord as a loss payee, with any/all proceeds from any claim to be paid directly to Landlord to cover costs and/or disburse to Tenant or contractors as appropriate.

(d)	All property policies must also designate the Kansas Lottery as a loss payee, to the extent of any interest therein.

Exhibit “F” – Insurance Requirements – Page 2 of 2

EXHIBIT “G”

BHCMC, L.L.C. Operating Agreement

Exhibit “G” – BHCMC, L.L.C. Operating Agreement – Page 1 of 1